UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 24, 2009

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 24, 2009, Cell Therapeutics, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) at its headquarters. At the Special Meeting, the Company’s shareholders approved an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to increase the shares of the Company’s common stock, no par value (the “Common Stock”), available for issuance under the 2007 Plan by 25,000,000 shares and to remove limits on the total number of shares of restricted stock or restricted stock units that may be issued under the 2007 Plan and the total number of shares that may be issued pursuant to awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company’s shareholders also approved an amendment to the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”) to increase the shares of Common Stock available for issuance under the 2007 ESPP by 1,000,000 shares and to increase the limit on the total number of shares of Common Stock that may be purchased under the 2007 ESPP on any offering date to 5,000 shares.

A more complete description of the terms of the 2007 Plan and the 2007 ESPP, and the amendment to each approved by the Company’s shareholders at the Special Meeting, can be found in “Proposal 3 – Approval of an Amendment to Our 2007 Equity Incentive Plan” (pages 16 through 24) and “Proposal 4 – Approval of an Amendment to our 2007 Employee Stock Purchase Plan” (pages 25 through 29) in the Company’s revised definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2009, which descriptions are incorporated by reference herein.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on January 6, 2009, 25% of the fiscal year 2008 cash bonuses awarded to the Company’s management team by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) were deferred until March 1, 2009, contingent upon a determination by Company’s Board of Directors that the Company is sufficiently liquid to pay the remaining amount. In light of the Company’s current financial condition, on March 23, 2009 the Board of Directors, determined, and the management team concurred, that the remaining 25% of the bonuses, in an aggregate amount of $253,573, for all of the named executive officers, would not be paid to such officers and would be cancelled.

On March 25, 2009, in recognition of the need to incent and retain the Company’s management team in light of the current financial situation of the Company and that the Compensation Committee previously determined to freeze base salaries for the Company’s management team, the Compensation Committee granted the Company’s management team equity retention awards under the 2007 Plan in the form of restricted shares of Common Stock that shall vest over a 2-year period (the “Retention Award”). The total amount of the Retention Award granted to each of the named executive officers is as follows:

Name and Principal Position	Total Retention Award	Shares that will vest 6 months after the date of grant	Shares that will vest 1 year after the date of grant	Shares that will vest 2 years after the date of grant
James A. Bianco, M.D. Chief Executive Officer	2,896,557	965,519	965,519	965,519
Craig W. Philips President	1,737,934	579,311	579,311	579,311
Louis A. Bianco Executive Vice President, Finance and Administration	868,967	289,656	289,656	289,656
Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	868,967	289,656	289,656	289,656
Daniel Eramian Executive Vice President, Corporate Communications	868,967	289,656	289,656	289,656

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2009, the Company filed an Amendment to Amended and Restated Articles of Incorporation (the “Amendment”) reflecting an increase in the authorized shares of the Company and an increase in the authorized Common Stock of the Company. The Amendment was approved by the Company’s shareholders at the Special Meeting. The Company now has authorized 810,000,000 shares of capital stock, of which 800,000,000 are authorized as Common Stock of the Company and of which 329,075,334 were issued and outstanding as of March 26, 2009. The Amendment, which was effective as of March 25, 2009, is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: March 27, 2009	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.